AMENDED MANAGEMENT AGREEMENT

THIS AGREEMENT is made as of the first day of October, 1986 by and between MOTO PHOTO, INC., a Delaware corporation ("Moto"), and NATIONAL PHOTO LABS II, INC., a Texas corporation ("NPL"), under the following circumstances:

A. NPL previously entered into a Management Agreement with Foto Fair International, Inc., an Ohio corporation ("FFI").

B. FFI later merged into Moto.

C. By operation of law, Moto succeeded to and assumed all of FFI's rights and obligations under the Management Agreement.

D. The parties now desire to amend the terms of the Management Agreement.
    Appointment.
      NPL hereby acknowledges and agrees that Moto shall continue as manager of the Properties (as defined in the Management Agreement) until December 31, 1993 unless extended as herein provided, upon the terms and conditions hereinafter set forth. 1.2 NPL acknowledges that Moto is in the business of franchising and retailing photofinishing services and related products. It is hereby expressly agreed that Moto and its affiliates may continue to engage in such activities; may manage facilities other than those presently managed by it (whether or not such other facilities may be in direct or indirect competition with NPL); and may in the future engage in other businesses which may compete directly or indirectly with activities of NPL. 1.3 In the performance of its duties under this Agreement, Moto shall occupy the position of an independent contractor with respect to NPL. Nothing contained herein shall be construed as making the parties hereto partners or joint venturers, nor, except as expressly otherwise provided for herein, construed as making Moto Photo Inc.
an agent of NPL.

2.

Duties and Authority of of Moto.

2.1
General Duties and Authority.
Subject only to the restrictions and
limitations provided in paragraphs 2.14 and 2.15,
Moto shall have the sole and
exclusive authority to fully and completely supervise and direct the business and affairs associated or related to the daily operation thereof, and to that end to cause or direct NPL to execute such documents or instruments, hire or discharge employees, and take other appropriate actions, as, in the sole judgment of Moto may be deemed necessary or advisable.
Such duties and authority shall include but not be limited
to those set forth as follows, which are not in limitation of the foregoing.
2.2
Marketing.
Moto shall establish policies and procedures for directing the marketing activities of personnel engaged by or on behalf of NPL.
Such activities
shall include,
but not be limited to, determining the services offered, establishing prices, producing advertising, conducting promotions, running sales contests, etc.
Moto shall have the sole discretion, which discretion shall be exercised in good faith, to establish the terms, conditions and locations of occupancy of the Properties and Moto is hereby authorized to direct and control employees in entering into leases on behalf, in the name, and for the account of NPL with Lessors.
2.3
Repair, Maintenance and Improvements.
Moto shall make and execute, or
supervise and have control over the making and executing, of all decisions concerning the acquisition of equipment, fixtures and supplies for the Properties, and the purchase lease or other acquisition of the same on behalf, in the name, and for the account of NPL.
Moto shall make and execute or supervise and have control over the making and executing,
of all decisions concerning the maintenance of the
properties; all cost incurred in connection therewith shall be on behalf, in the name and for the account of NPL.

2.4

Personnel and Suppliers.
Moto, or personnel engaged on behalf of Moto
acting pursuant to Moto direction, shall select all vendors, suppliers, contractors subcontractors and employees with respect to the Properties and shall hire, discharge and supervise all labor and employees required for the operation and maintenance of the Properties, including attorneys, accountants and consultants.
All such acts
shall be on behalf, in the name of, and for the account of NPL and any employees so hired shall be carried on the payroll of either NPL or a corporation organized to employ such personnel and shall not be deemed to be employees of Moto. Employees of NPL will include but will not be limited to, on-site managers, on-site assistant managers, and other lab personnel.
Where appropriate, Moto may hire or use
employees of Moto or an affiliate to perform necessary work for the account and expense of NPL.

Moto and its employees shall be responsible for the disbursement of NPL's funds in payment of all expenses incurred in connection with the operation of the
Properties and NPL shall not be required to employ personnel to assist in such disbursement.
Moto shall not be separately reimbursed for the cost of furnishing such service and shall not be reimbursed for the time of its executive officers devoted to NPL affairs or for other overhead expenses.

2.5 Agreements.
Moto shall negotiate and execute on behalf and in the name
of NPL such agreements which Moto deems necessary or advisable for the furnishing of utilities, services, concessions and suppliers, for the maintenance, repair and operation of the Properties and such other agreements which may benefit the
Properties or be incidental to the matters for which Moto is responsible hereunder.
2.6
Other Decisions.
Moto shall make all policy decisions and shall have
control over the making of all of the more routine decisions in connection with the daily operation of the Properties.

2.7
Regulations and Permits.
Moto shall use its best efforts to cause all
things to be done on behalf, in the name, and for the account of NPL on the
Properties necessary to comply with any statute, ordinance, law, rule, regulation or order of any governmental or regulatory body, having jurisdiction over the Properties, respecting the use of the Properties or the construction, maintenance, or operation thereof, and with all orders and requirements of the local Board of Fire Underwriters
Moto shall cause
or any other body which may hereafter exercise similar functions.
NPL to apply for and attempt to obtain and maintain, on behalf, in the name, and for the account of NPL, all licenses and permits required or advisable (in Moto's sole judgment) in connection with the management and operation of the Properties.

2.8
Accounting.
Moto shall establish, supervise, direct and maintain the
operation of an accounting system and shall cause to be prepared and delivered to
NPL, at Moto expense, financial statements as follows:

(i) On or before thirty (30) days after the close of each month a statement of operations showing the results of operation of the Properties for the next preceding month and of the fiscal year to date having annexed thereto a computation of the Management Fee, as such fee is defined in this Agreement, for such month.

         (ii) On or before seventy-five (75) days after the close of the fiscal year, a balance sheet and related statement of operations showing the results of the operations of the Properties during said fiscal year (if desired, NPL may have both examined and reported on by an independent certified public accounting firm retained on behalf, in the name and for the account of NPL) and having annexed thereto a computation of the Management, Annual Incentive and Additional Management Fees for such fiscal year.

2.9 Deposits and Disbursements.
Moto shall cause the establishment of bank
accounts in the name of NPL and shall deposit or cause personnel engaged by or on behalf of NPL to deposit therein all receipts and monies arising from the operation of the Properties or otherwise received for and on behalf of NPL.
Moto shall
disburse NPL funds from said accounts on behalf and in the name of NPL in such amounts and at such times as disbursement of such revenues for payment of payroll and other obligations of NPL as required.

Moto shall establish and be responsible
for administering a policy for specifying the identity of signatories to the NPL bank accounts and establishing the number of signatories required for checks of various amounts.
Moto shall have discretion over making temporary investment of NPL funds, for the account and benefit of NPL.
Moto shall advance funds,
if needed ,
to NPL for temporary working capital needs as may be required by NPL, but in no event shall the outstanding advances exceed $50,000 and such advances shall be repaid from the first sums available, and Moto shall have the discretion to make repayments.
NPL will pay Moto interest on the amounts outstanding from time to time at the prime rate of the First National Bank of Dayton, Ohio.

2.10
Collection.
Moto shall supervise and direct personnel engaged by or on
behalf of NPL in the collection and billing of all accounts receivable due to NPL with respect to the Properties and shall be responsible for establishing policies and procedures to minimize the amount of bad debts.
2.11
Legal Actions.
Moto shall cause to be instituted, on behalf and in the
name of NPL any and all legal actions or proceedings Moto deems necessary or advisable to collect charges or other income due NPL with respect to the Properties.
The costs of all such legal actions or proceeding shall be borne by NPL.
2.12 Insurance. Moto shall use its best efforts to assure that there is obtained and kept in force, at the expense of NPL, fire, comprehensive, liability and other insurance policies in amounts generally carried with respect to similar facilities.
2.13
Taxes.
Moto shall disburse from NPL funds all taxes and assessments properly levied on NPL with respect to its business and Properties, on behalf, in the name and for the account of NPL.
2.14 Restrictions.
Notwithstanding anything to the contrary set forth in this
Section 2, Moto shall not be required to do, or cause to be done, anything for the account of NPL (i) which may make Moto liable to third parties, (ii) which may not be commenced, undertaken or completed because of insufficient funds available in the accounts established pursuant to this Section, or (iii) which may, under applicable law, constitute an impermissible delegation of NPL's duties and responsibilities, including, but not limited to, the purchase or construction of capital improvement, the sale or disposition of all or substantially all of the corporation's assets, and any action which may result in a change in NPL's primary business.
2.15 Limitations on Motors Authority. Notwithstanding anything to the contrary be commenced, undertaken or completed because of insufficient funds available in set forth in this Section 2, Moto shall not, without obtaining the prior written consent of NPL, make any capital expenditure in excess of $5,000 per location per calendar year.
However, permission is expressly granted for Moto to make all expenditures necessary to construct, install and make operational each mini-lab, including making all necessary improvements.
Moto shall not make any agreement
on NPL's behalf which exceeds one year except for leases.
2.16
General.
NPL acknowledges and agrees that the Properties will be
operated as any other franchise of Moto in accordance with the standard franchise rules and regulations, except that compensation payable to Moto shall be as provided for in Section 4.
3.
Duties of NPL.

NPL hereby agrees to cooperate with Moto in the performance of its duties under this Agreement and to that end, upon the request of Moto, to execute all documents or instruments and hire and discharge such employees as Moto in its sole judgment deems necessary or advisable to enable it to fulfill its duties under this
Agreement.
Such employees shall include, but not necessarily be limited to on-site personnel.
It is understood and acknowledged that some or all of such employees may be employed by Moto and loaned to NPL, in which case NPL will bear the hourly cost, including fringes, of such employees.

4.
Compensation to Moto.

4.1
Monthly Management Fee.
NPL shall pay to Moto for the services herein
provided a Management Fee equal to five percent (5%) of the net sales of NPL, as defined by generally accepted accounting principles, derived from or connected with each Property. The Management Fee for each month shall be paid promptly at the end of such month and shall be calculated on the basis of the net sales for such month.
Notwithstanding the foregoing, in no event will the fee for each Property be less than $1,000 per month.
4.2
Annual Incentive Fee.
Within 60 days after the end of each fiscal year
of NPL, NPL shall pay Moto an Annual Incentive Fee which shall be an amount equal to 33-1/3% of Cash Generated.
For purposes of the Annual Incentive Fee, "Cash
Generated" means, and is calculated for each fiscal year of NPL, as follows:
Net Revenues, less all operating expenses exclusive of depreciation, less principal and interest payments, whether paid or accrued.
4.3
Additional Management Fee.
As an additional inducement to Moto and
as compensation for services rendered by Moto in the refinancing of the Properties,
NPL shall pay Moto an Additional Management Fee in the amount of $50,000.00, payable as follows:
         4.3.1 Interest shall accrue on the unpaid Fee at the rate of 9% per annum and shall be payable monthly on the first day of each calendar month.

         4.3.2 The Additional Management Fee shall be payable in 84 equal monthly installments of principal and interest in the amount of $804.45 each, due and payable monthly on the first day of each calendar month until paid in full.

5. Use of Trademarks, Service Marks and Related Items.

It is understood and agreed that the name, trademark and service mark, "Moto"
and related marks, slogans, caricatures, designs and other trade or service items shall be utilized for the non-exclusive benefit of NPL on the Properties, and in comparable operations elsewhere.
It is further understood and agreed that this name
and all such marks, slogans, caricatures, designs and other trade or service items shall remain and be at all times the property of Moto and its affiliates, and that, except during the term hereof, NPL shall have no right whatsoever therein.
Upon
termination of this Agreement at any time for any reason, all such use by and for the benefit of NPL of any such name, mark, slogan, caricature, design or other trade or service item in connection with the Properties shall, in any event, be terminated and any signs bearing any of the foregoing shall be removed from view and no longer used by NPL. It is understood and agreed that Moto will use and shall be unrestricted in its use of such name, mark, slogan, caricature, design or other trade or service items in the management and operation of other facilities both during and after the expiration or termination of the term of this Agreement.
6.
Indemnification.
NPL hereby agrees to indemnify and hold Moto, all companies affiliated with
Moto, all officers, directors and employees of Moto and any affiliated companies harmless from any and all costs, expenses, attorney's fees, suits, liabilities, judgments, damages and claims in connection with the management of the Properties (including the loss of use thereof following any damage, injury or destruction), arising from any cause except for the willful misconduct, negligence, or negligent omissions on
Moto, all persons affiliated
with Moto, all officers, directors and employees of Moto, and any affiliated persons also shall not be liable for any error of judgment or for any mistake of fact or law or for anything which it may do or refrain from doing hereinafter, except in cases of wilful misconduct or negligence.
Moto hereby agrees to indemnify and hold NPL
harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages and claims in connection with the management of the Properties arising from the willful misconduct or negligence of Moto or any of its affiliates.

7. Extension.

This Agreement may only be extended upon the written agreement of Moto and NPL.
8.
Termination.

Upon termination of this Agreement or any extension thereof, all funds advanced by Moto to or for the benefit of NPL, whether due or not, shall become immediately due and payable by NPL to Moto.
9. Assignment.

A
Neither this Agreement nor any right hereunder shall be assigned by NPL and any attempt to do so shall be void ab initio. Moto shall have the right to assign this Agreement to an affiliate or a wholly or majority owned subsidiary; provided, however, any such assignee must assume all obligations of Moto hereunder.
NPL's
rights hereunder will be enforceable against any such assignee and Moto shall not be released from its liabilities hereunder unless NPL shall expressly agree thereto in writing.

10.
Headings.
The headings contained are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of his Agreement.

11. Governing Law. The

validity of this Agreement,
the construction of
its terms and the
interpretation of the rights and duties of the parties shall be governed by the laws of the State of Ohio.
12.
Notices.
Any notice required or permitted to be given shall be given in writing and shall be personally delivered or mailed, first class postage prepaid, to the respective addresses of the parties set forth below their signatures on the signature page hereof, or to such other address as any party may give to the other in writing.

13.
Severability.

Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applicat ions.
The parties recognize that broad discretionary authority
has been granted by NPL to Moto in the management and direction of NPL's business and financial affairs and it is their intent that such authority be fully exercisable by Moto within the limitations imposed by applicable law.
If, however, any court
of competent jurisdiction should render a final judgment that the authority granted to Moto herein exceeds the bounds of permissible delegation under applicable law, the parties agree that this Agreement shall be deemed amended, modified and reformed to the extent necessary to reduce the scope of authority delegated by NPL to Moto so as to limit such authority to that permissible under applicable law as evidenced by the written legal opinion of counsel to Moto.
The parties agree that in no event
shall any determination that the discretion and authority granted to Moto hereunder exceeds permissible bounds result in this Agreement being declared or adjudged invalid, void or unenforceable in its entirety; rather, the parties request that any court examining such issue employ great latitude in reforming this Agreement so as to make the same, as reformed, valid and unenforceable.

14. Successors.

This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns and successors in interest.

15. Attorneys' Fees.

If it shall become necessary for either party hereto to engage attorneys to institute legal action for the purpose of enforcing its rights hereunder or for the purpose of defending legal action brought by the other party hereto, the party or parties prevailing in such litigation shall be entitled to receive all costs, expenses and fees (including reasonable attorney's fees) incurred by it in such litigation
( including appeals ).

16.
Arbitration.
Any claim or controversy arising out of, or relating to this Agreement or any modification or extension thereof, between the parties shall be settled by final and binding arbitration in Dayton, Ohio in accordance with the rules then obtaining of the American Arbitration Association.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
NATIONAL PHOTO LABS II, INC.

By _______________________________

David A. Mason, President

MOTO PHOTO, INC.

By _______________________________

Michael F. Adler, President